Exhibit 99.1

PRESS RELEASE

Contacts:

Ralph Schmitt, President and CEO	For Release 7:45 a.m. EDT August 27, 2007
J. Scott Kamsler, Sr. Vice President and CFO
(510) 668-7000

Exar Corporation Announces Closing of Acquisition of Sipex Corporation

FREMONT, California, August 27, 2007—Exar Corporation (NASDAQ: EXAR) today announced that it has closed the previously announced merger of a wholly owned subsidiary of Exar with Sipex Corporation, effective August 25, 2007. As a result of the merger, the former stockholders of Sipex are entitled to receive 0.6679 of a share of Exar common stock in exchange for each share of Sipex common stock they hold. Ralph Schmitt is now serving as Exar’s president and chief executive officer, and Mr. Schmitt and two additional former Sipex directors have joined Exar’s Board.

“The closing of the Sipex transaction on August 25, 2007 is one of the most significant milestones in Exar’s long history,” said Ralph Schmitt, president and chief executive officer of Exar Corporation. “We firmly believe that the capabilities of the combined enterprise provide the foundation for an expanded, robust product portfolio as well as accelerated revenue growth. I am excited by the possibilities before our organization and honored to have the opportunity to lead our efforts to deliver enhanced value to our constituents. In this regard, I welcome the continuing support of our employees and stockholders,” stated Mr. Schmitt.

About Exar

Leveraging a robust portfolio of analog, mixed-signal, and digital technologies, Exar Corporation is Powering Connectivity with system-level semiconductors that connect and network people. This technology is used in a wide array of synergistic solutions ranging from serial interface, to power management, to multi-functional framers/mappers for end product applications addressing point-of-sale, hand-held devices and highly complex network transmission systems. The Company has locations worldwide to support the communications, consumer, industrial and storage markets. Exar is based in Fremont, California. For more information about Exar visit: http://www.exar.com.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements about future financial and operating results; benefits of the transaction to customers, stockholders and employees; potential synergies and cost savings resulting from the transaction; the ability of the combined companies to drive growth and expand customer and partner relationships and other statements regarding the proposed transaction. These statements are not guarantees of future performance, involve risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which Exar expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: effective integration, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of Exar generally, including those set forth in the filings of Exar with the Securities and Exchange Commission, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its annual report on Form 10-K for the year ended March 31, 2007 and quarterly report on Form 10-Q for the quarter ended June 30, 2007. Exar is under no obligation to (and expressly disclaim any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.